Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. ss 1350, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Clancy Corp. (the “Company”) on Form 10-Q for the quarter ended October 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Iryna Kologrim, Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

December 13, 2017

 By:            /s/ Iryna Kologrim

 Name:  Iryna Kologrim

 Title:  President, Chief Executive Officer, Chief

 Financial Officer, Secretary and Treasurer

 (Principal executive officer and principal financial officer and principal accounting officer)